SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 3, 2006

CHARTERMAC

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or other Jurisdiction of Incorporation)

1-13237	13-394918
(Commission File Number)	(IRS Employer Identification Number)

625 Madison Avenue, New York, NY 10022

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 317-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 3, 2006, CharterMac’s (the "Company") (AMEX:CHC) subsidiary, Related Capital Company, changed its name to CharterMac Capital LLC, as noted in its press release of the same date. The press release, which is attached as Exhibit 99.1, explains the Company’s reasons for making the change at this time.

As a result of discontinuing the use of the Related Capital trade name, the Company will record a one-time non-cash charge of approximately $22.6 million, representing the unamortized balance of an intangible asset recorded at the time Related Capital was acquired. The write off will reduce net income in the fourth quarter of 2005 by approximately $12.3 million (after giving effect to taxes), or $0.20 per diluted share. The write off will have no impact on the Company’s cash available for distribution to shareholders.

This Current Report on Form 8-K and the exhibit hereto contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and also includes a cautionary statement identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits
(a).	Financial Statements

Not Applicable.

(b).	Pro Forma Financial Information

Not Applicable.

(c).	Exhibits

99.1 Press Release dated January 3, 2006 “CharterMac's Subsidiary, Related Capital Company, Changes Its Name to CharterMac Capital”.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CharterMac (Registrant)

BY: /s/ Alan P. Hirmes Alan P. Hirmes Chief Financial Officer

January 5, 2006